[EXHIBIT 23a TO COLONIAL GAS COMPANY
                     10-K FOR YEAR ENDED DECEMBER 31, 1998]

                                                                    EXHIBIT 23a

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated January 15, 1999, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report on Form 10-K of Colonial Gas Company and subsidiaries for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Colonial Gas Company Registration Statements on Forms S-8, as amended (File No. 33-47099, File No. 33-54091, and File No. 33-34067); on Forms S-3 (File No. 333-48561 and File No. 333-43715); and on Form S-4 (File No. 333-47441).
                                          GRANT THORNTON LLP

Boston, Massachusetts
February 26, 1999


                   [END OF EXHIBIT 23a TO COLONIAL GAS COMPANY
                     10-K FOR YEAR ENDED DECEMBER 31, 1998]